Exhibit n.4

CONSENT OF PROSPECTIVE DIRECTOR

        The undersigned hereby consents, in accordance with Rule 438 under the Securities Act of 1933, as amended, to being named as a prospective director in the registration statement on Form N-2, and any amendments thereto, to be filed by Horizon Technology Funding Company LLC.

/s/ CHRISTOPHER B. WOODWARD Name: Christopher B. Woodward

Dated: December 3, 2005